SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2005
Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3150 139th Avenue S.E., Bellevue, Washington	98005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(425) 679-7200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) Election of Director
     On March 7, 2005, the Board of Directors of Expedia, Inc. (“Expedia”) elected William R. Fitzgerald as a director of Expedia. Liberty Media Corporation (“Liberty”), a stockholder of Expedia, has the contractual right to nominate two directors for election to the Board so long as certain stock ownership requirements are satisfied. Liberty has designated Mr. Fitzgerald as one such nominee.
     Mr. Fitzgerald is a Senior Vice President of Liberty Media Corporation where he has served since 2000. Prior to joining Liberty Media, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, Operations Administration for AT&T Broadband (formerly known as Telecommunications, Inc.) from 1999 to 2000 and before that he was Executive Vice President and Chief Operating Officer of Telecommunications, Inc. from 1998 to 1999. Mr. Fitzgerald also currently serves as Chairman of Ascent Media Group and as a director of On Command Corporation. Mr. Fitzgerald received his undergraduate degree from Indiana University Kelley School of Business and a master’s degree from the Kellogg School of Business at Northwestern University.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.
Date: March 13, 2005	By:	/s/ Keenan M. Conder
		Name:	Keenan M. Conder
		Title:	Senior Vice President and General Counsel